Exhibit 10.82

September 4, 2012

RCIV Holdings (Luxembourg) S.à.r.l.

c/o Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Re:

Letter Agreement (this “Agreement”) regarding Realogy Corporation’s (“Realogy”) 11.00% Series A Convertible Notes due 2018 (the “Series A Convertible Notes”), 11.00% Series B Convertible Notes due 2018 (the “Series B Convertible Notes”) and 11.00% Series C Convertible Notes due 2018 (the “Series C Convertible Notes” and, together with the Series A Convertible Notes and the Series B Convertible Notes, the “Convertible Notes”)

Ladies and Gentlemen:

1. Conversion Obligations. Domus Holdings Corp., a Delaware corporation (the “Company”), has filed a Registration Statement on Form S-1 (File No. 333-181988) with the U.S. Securities and Exchange Commission (the “SEC”) initially filed on June 8, 2012, as amended on July 20, 2012, and as further amended on August 17, 2012 (as amended through the date of effectiveness, the “Registration Statement”) relating to a proposed primary initial public offering (the “IPO”) of shares of its common stock, par value $0.01 (together with any class of common stock into which it may be reclassified, converted or exchanged, the “Common Stock”). In connection with the IPO and in order to facilitate its successful completion, the undersigned holder of Convertible Notes (together with any person executing the joinder agreement attached as Annex A hereto, the “Noteholder”) agrees that on the closing date of the IPO (the “Closing Date”) and immediately upon the satisfaction or fulfillment of the condition set forth in Section 2 of this Agreement, the Noteholder will exercise its conversion privilege with respect to all of the aggregate principal amount of Convertible Notes beneficially owned by the Noteholder as of the Closing Date, which shall include all of the Convertible Notes currently beneficially owned by the Noteholder and any Convertible Notes acquired by the Noteholder from the date of this Agreement through the Conversion Date (as defined below) (the “After-Acquired Notes”), into shares of Common Stock (the “Conversion” and, the date of the Conversion, the “Conversion Date”) in accordance with this Agreement and the indenture, dated as of January 5, 2011, by and among Realogy, the Company, the note guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Convertible Notes (the “Convertible Notes Indenture”).

2. Conditions to Conversion. The Noteholder’s obligations under Section 1 of this Agreement shall be subject to the condition that the issuance of the shares of Common Stock in the IPO shall have occurred or shall be occurring simultaneously with the Conversion.

3. New Share Issuance. The Company agrees to issue to the Noteholder (the “New Share Issuance”) as soon as reasonably practicable following the Conversion Date, but in any event not later than the fifth Business Day (as defined in the Convertible Notes Indenture) following the Conversion Date, 0.125 shares of Common Stock (the “New Shares”) for each share of Common Stock issued to the Noteholder in the Conversion (the “Share Payment”). To the extent any fractional shares of Common Stock are issuable to the Noteholder following the determination of the aggregate number of shares of Common Stock to be issued in the New Share Issuance, the Company shall round up the total New Shares issuable to the Noteholder to the nearest share of Common Stock.

4. Cash Payment. The Company agrees to pay to the Noteholder on or promptly following the Conversion Date, an amount in cash equal to $55.00 for each $1,000 principal amount of Convertible Notes beneficially owned by the Noteholder as of the Conversion Date (the “Cash Payment” and, together with the Share Payment, the “Note Premium”), subject to Section 10 of this Agreement. A portion of the Cash Payment will be attributable to interest accrued on the Convertible Notes to, but not including, the Conversion Date. The Cash Payment shall be wired by the Company to the Noteholder in immediately available funds to the account specified by the Noteholder in writing to the Company prior to the Conversion Date.

5. Lock-Up Agreement. The Noteholder acknowledges and agrees that it has entered into a lock-up agreement with the managing underwriter(s) in the IPO in substantially the form attached as Annex B hereto, which relates to the New Shares and the shares of Common Stock issued in the Conversion.

6. Representations and Warranties of the Company. The Company represents and warrants to the Noteholder as of the date of this Agreement, as of the Conversion Date and as of the date of the New Share Issuance (except for representations and warranties made as of a specified date, which are made only as of the specified date) as follows:

(a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly executed and delivered by the Company. This Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and is in full force and effect.

(d) The New Share Issuance has been duly authorized by the Company. The New Shares and the shares of Common Stock issued upon conversion of the Convertible Notes will be validly issued, fully paid and non-assessable.

(e) The Company has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, since January 5, 2011 (the “SEC Documents”). As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) as of their respective dates of filing (in the case of all other SEC Documents), except to the extent amended or superseded by a subsequent filing with the SEC prior to the date of this Agreement as of such respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Registration Statement, at the time it is declared effective by the SEC, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7. Representations and Warranties of the Noteholder. The Noteholder represents and warrants to the Company as of the date of this Agreement, as of the Conversion Date and as of the date of the New Share Issuance (except for representations and warranties made as of a specified date, which are made only as of the specified date) as follows:

(a) The Noteholder has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by the Noteholder. This Agreement is the legal, valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and is in full force and effect.

(c) The Noteholder beneficially owns the aggregate principal amount of the Convertible Notes set forth under the Noteholder’s name on Exhibit A hereto, which represent all the Convertible Notes held by the Noteholder as of the date of this Agreement, and will beneficially own any After-Acquired Notes, in each case, free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind. There are no contracts or other agreements between or among the Noteholder and any other person that would conflict with, restrict or prohibit the Noteholder’s ability to fulfill its obligations under this Agreement.

(d) The Noteholder is (1) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act)) or (2) an institutional “accredited investor” (within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

(e) The Noteholder acknowledges that it has had the opportunity to speak with a representative of the Company and to obtain and review information reasonably requested by the Noteholder from the Company.

(f) The Noteholder understands that (1) the New Shares are a speculative investment involving a high degree of risk, (2) no representation is being made as to the business, financial position, results of operations or prospects of the Company or the future value of the New Shares, (3) the economic benefits that may be derived from the New Shares are uncertain and (4) the total amount of the Noteholder’s investment in the New Shares could be lost.

(g) The Noteholder understands that the New Shares have not been registered under the Securities Act or any state securities laws and that the New Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and regulations and that the Company is relying upon the truth and accuracy of, and the Noteholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Noteholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Noteholder to acquire the New Shares. The Noteholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Shares or the fairness or suitability of the investment in the New Shares nor have such authorities passed upon or endorsed the merits of the New Share Issuance.

(h) The Noteholder is not acquiring the New Shares with a view toward a distribution thereof in violation of any federal or state securities laws.

(i) The Noteholder has conducted its own independent evaluation, made its own analysis and consulted with advisors as it has deemed necessary, prudent or advisable in order for the Noteholder to make its own determination and decision to enter into the transactions contemplated by this Agreement and to execute and deliver this Agreement. The Noteholder has adequate information to evaluate the transactions contemplated by this Agreement and has had the opportunity to discuss such information with its advisors. In entering into the transactions contemplated by this Agreement, the Noteholder is relying entirely upon such independent evaluation and analysis and consultation with its advisors and has not relied upon any oral or written representations and warranties of any kind or nature by the Company or anyone affiliated with the Company, other than the representations and warranties of the Company contained in this Agreement.

8. Covenants.

(a) The Noteholder agrees that it shall promptly notify the Company in writing if it acquires any Convertible Notes following the date of this Agreement.

(b) The Noteholder agrees to take, or cause to be taken, all actions reasonably necessary to facilitate, encourage or otherwise effect the Conversion, including, without limitation, (i) any actions required under the Convertible Notes Indenture, including compliance with the Applicable Procedures (as such term is defined in the Convertible Notes Indenture) and the payment of any funds required by Section 8.02 of the Convertible Notes Indenture and any transfer or similar taxes, if required by Section 8.07 of the Convertible Notes Indenture, and (ii) providing any other documentation or information reasonably requested by the Company, the Company’s transfer agent or the Depository Trust Company in connection with the Conversion. The Noteholder agrees to promptly notify the Company once the Conversion has been effected.

(c) From the date of this Agreement, and until the Conversion Date, the Noteholder agrees that it will not, directly or indirectly, sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any of its Convertible Notes, in whole or in part, unless the transferee enters into a joinder agreement in substantially the form attached as Annex A hereto, enters into a lock-up agreement with the managing underwriter(s) in the IPO in substantially the form attached as Annex B hereto and delivers to the Company a properly completed Internal Revenue Service Form W-8 or W-9. The Noteholder shall provide copies of any such agreements to the Company promptly following the execution thereof.

(d) The Noteholder agrees to deliver a properly completed Internal Revenue Service Form W-8 or W-9 as promptly as practicable following the execution of this Agreement.

(e) The Noteholder agrees that, if it receives a refund of any U.S. withholding taxes to which any payment under this Agreement was subject, it shall pay over any such refund to the Company together with any interest paid by the relevant governmental authority with respect to such refund.

(f) Subject to the conditions set forth in this Section 8(f), the Noteholder consents to it being named in the Registration Statement and any related press release with respect to this Agreement and agrees that the Company shall not be prohibited from disclosing the aggregate principal amount of Convertible Notes held by the Noteholder and the existence of this Agreement in the Registration Statement, any amendment to the Registration Statement, or any related press release. The Noteholder shall not make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without the prior written consent of the Company. Notwithstanding the foregoing, any party may make or cause to be made any press release or similar public announcement or communication as may be required to comply with the requirements of applicable law.

9. Survival. All representations and warranties contained in this Agreement shall not survive the date of the New Share Issuance.

10. Indenture Considerations. If the Conversion occurs after the close of business on October 1, 2012 and prior to the close of business on October 12, 2012, the Noteholder acknowledges and agrees that the Company’s obligation to pay the Cash Payment to the Noteholder pursuant to Section 4 of this Agreement shall be discharged in full if the Company deposits funds with the Trustee on behalf of the Noteholder and in satisfaction of the Noteholder’s obligation to otherwise deliver such funds in accordance with Section 8.02 of the Convertible Notes Indenture in an amount equal to the interest payment due on October 15, 2012 (the “Interest Payment Date”) in respect of the Convertible Notes beneficially owned by the Noteholder at the close of business on October 1, 2012 (the “Record Date”) and converted on the Conversion Date. It being understood that the Noteholder will, in the situation described in the preceding sentence, be entitled to the regularly scheduled payment of interest in respect of the Convertible Notes beneficially owned by the Noteholder as of the Record Date due on the Interest Payment Date in accordance with the Convertible Notes Indenture. Notwithstanding anything to the contrary in this Section 10 or Section 4 of this Agreement, in no event shall the Company be required to make the Cash Payment to the Noteholder in respect of any Convertible Notes converted by the Noteholder if the Company has paid the interest due on the Interest Payment Date in respect of such Convertible Notes in accordance with the Convertible Notes Indenture.

11. Restrictive Legends and Stop-Transfer Orders.

(a) Unless otherwise agreed by the Company, the Noteholder understands and agrees that the Company will place the legend set forth below or similar legends on any stock certificate(s) (or shares held in book-entry form through the Company’s transfer agent) evidencing the New Shares and, to the extent deemed necessary by the Company, the shares of Common Stock issued in the Conversion, together with any other legends that may be required by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SUCH ACT, OR PURSUANT TO RULE 144 PROMULGATED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

(b) Unless otherwise agreed by the Company, the Noteholder understands and agrees that the Company will place the legend set forth below or similar legends on any stock certificate(s) (or shares held in book-entry form through the Company’s transfer agent) evidencing the New Shares and the shares of Common Stock issued in the Conversion:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF THESE SHARES BEFORE 180 DAYS (SUBJECT TO WAIVER OR EXTENSION PURSUANT TO THE TERMS OF THE LOCK-UP AGREEMENT) AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT FOR THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE ISSUER.

(c) The Noteholder agrees that, in order to ensure compliance with the restrictions imposed by this Agreement or applicable law, the Company may issue appropriate “stop-transfer” instructions to its transfer agent. The Company will not be required (a) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or applicable law or (b) to treat as owner of such shares of Common Stock, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such shares of Common Stock have been so transferred.

(d) Notwithstanding the foregoing, as of the Shelf Effectiveness Date (as defined below), stock certificates (or shares of Common Stock held in book-entry form through the Company’s transfer agent) evidencing shares of Common Stock shall not be required to contain the legends set forth in Section 11(a) or Section 11(b) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such shares of Common Stock is effective under the Securities Act, following the sale of such shares of Common Stock pursuant to such registration statement, (ii) following any sale of such shares of Common Stock pursuant to Rule 144, (iii) if such shares of Common Stock are eligible to be sold, assigned or transferred under Rule 144 without regard to volume limitations or public information requirements (provided that the Noteholder provides the Company with reasonable assurances that such shares of Common Stock are eligible for sale, assignment or transfer under Rule 144, including an opinion of counsel reasonably satisfactory to counsel for the Company if requested), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Noteholder provides the Company with an opinion of counsel to the Noteholder, reasonably satisfactory to counsel for the Company, to the effect that such sale, assignment or transfer of the Common Stock may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall, no later than three Business Days (the “Required Delivery Date”) following the delivery by the Noteholder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Common Stock (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable) or such other evidence as applicable for shares held in book-entry form, together with any other deliveries from the Noteholder as may be required above in this Section 11, as directed by the Noteholder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Stock to which the Noteholder shall be entitled to the Noteholder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Noteholder, a certificate representing such Common Stock that is free from all restrictive and other legends, registered in the name of the Noteholder or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Common Stock or the removal of any legends with respect to any Common Stock in accordance herewith.

12. Suspension of Existing Resale Shelf. The Noteholder agrees that the Company and its subsidiaries may suspend the use of the Registration Statement on Form S-1 (File No. 333-173250) filed with the SEC on March 5, 2012 (the “Resale Registration Statement”) and the related prospectus in accordance with Section 2(c) of the Registration Rights Agreement relating to the Convertible Notes, dated January 5, 2011, by and among the Company, Realogy, the note guarantors party thereto, J.P. Morgan Securities LLC, Credit Suisse (USA) LLC and Goldman, Sachs & Co. (the “Registration Rights Agreement”), and that it consents pursuant to Section 10(c) of the Registration Rights Agreement that any period during which the use of the Resale Registration Statement and the related prospectus is suspended following the date hereof shall not be included in the calculation of the Suspension Period (as defined in the Registration Rights Agreement); provided that, use of the Resale Registration Statement and the related prospectus shall be reinstated (and a post-effective amendment thereto shall be filed to register the New Shares) upon the earliest to occur of (i) December 26, 2012, if the underwriting agreement relating to the IPO has not been executed on or prior to such date, or (ii) the expiration date (the “Lock-Up Expiration Date”) of the lock-up period with respect to shares of Common Stock beneficially owned by the Noteholder set forth in the lock-up agreement described in Section 5 of this Agreement, which Lock-Up Expiration Date shall not take into account any waiver or release of the Noteholder from its obligations thereunder following the date hereof (such earlier date, the “Shelf Effectiveness Date”); provided further, that the Company and its subsidiaries may, at any time, file a post-effective amendment to the Resale Registration Statement to deregister securities remaining unsold under the Resale Registration Statement if a short-form Shelf Registration Statement (as defined in the Registration Rights Agreement) registering for resale all of the shares of Common Stock beneficially owned by the Noteholder (including the New Shares) is declared effective on or prior to the Lock-Up Expiration Date. The Company hereby agrees that the terms of the Registration Rights Agreement shall be binding on the Company with respect to all Convertible Notes and After-Acquired Notes and all shares of Common Stock issued upon conversion of such Convertible Notes and After-Acquired Notes and all New Shares (collectively, “Noteholder Securities”), and the Noteholder shall benefit from all the rights and privileges of a Holder (as defined in the Registration Rights Agreement), as if such terms were restated here, and all Noteholder Securities shall be deemed to be Registrable Securities (as defined in the Registration Rights Agreement; provided, however, that, for such purposes, clause (y) of the definition of “Registrable Securities” in the Registration Rights Agreement shall require such Noteholder Securities to continue to be Registrable Securities until such Noteholder Securities may be sold by the Noteholder pursuant to Rule 144 without any volume or manner of sale restrictions thereunder). For the avoidance of doubt, nothing in this Section 12 shall impair or otherwise affect any registration rights possessed by the Noteholder pursuant to any agreement other than those provisions of the Registration Rights Agreement described in this Section 12, including pursuant to Amended and Restated Securityholders Agreement, among the Noteholder, the Company and the other parties thereto, dated as of January 5, 2011 (as amended from time to time, the “Securityholders Agreement”).

13. Termination of Agreement. Unless otherwise agreed to in writing by the parties hereto, the rights and obligations of the parties under this Agreement shall terminate immediately following the New Share Issuance; provided that, this Agreement shall terminate on December 26, 2012 if the underwriting agreement relating to the IPO has not been executed on or prior to such date; provided further, that Section 11 and 12 of this Agreement shall survive any such termination. For the avoidance of doubt, the termination of this Agreement shall not affect the lock-up agreement entered into by the Noteholder with the managing underwriter(s) in the IPO in accordance with Section 5 of this Agreement.

14. Other Agreements. If at any time any other agreement executed by a holder of Convertible Notes with respect to converting Convertible Notes or entering into lock-up agreements in connection with the IPO contains a covenant, term or agreement that is more favorable to such holder than any covenant, term or agreement in this Agreement (each, a “Most Favored Provision”), including, but not limited to, the amount of the Note Premium, form of consideration of the Note Premium or timing of the Note Premium (or the equivalent or similar terms or provisions in such other agreement), then the Company shall promptly disclose each such Most Favored Provision to each Noteholder and such Noteholder shall have the option of receiving the benefits of each such Most Favored Provision. Notwithstanding the foregoing, the Noteholder hereby agrees that the Company may enter into one or more agreements with other holders of Convertible Notes with respect to entering into lock-up agreements in connection with the IPO that do not require such holder to agree to convert any of their Convertible Notes or agree to a suspension of the Resale Registration Statement and pursuant to which the Company will pay the Share Payment on terms similar to those provided herein as consideration for such agreement to enter into a lock-up agreement, it being understood that the Share Payment will be made to such holders only upon conversion of their Convertible Notes, which conversion may occur at any time prior to the redemption date of the Convertible Notes (which will be following the Closing Date), and that the lack of an agreement to also convert such holder’s Convertible Notes or suspend the Resale Registration Statement, in each case, shall not be deemed to be a Most Favored Provision. To the extent that such Noteholder elects to receive the benefits of each such Most Favored Provision, then each such Most Favored Provision shall be deemed to be automatically incorporated by reference into this Agreement, as if set forth fully herein and, notwithstanding anything to the contrary herein or therein, without any further action on the part of any of the parties hereto. If the agreement containing the Most Favored Provision is subsequently terminated, or amended or modified to remove the Most Favored Provision or to otherwise adversely impact the Most Favored Provision, such amendment, modification or termination shall not amend, modify or terminate such provision in this Agreement.

15. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, electronic mail, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

If to the Noteholder:

As specified on the signature page hereto,

If to the Company:

Domus Holdings Corp.

One Campus Drive

Parsippany, NJ 07054

Phone: (973) 407-4669

Attention: Marilyn J. Wasser, Esq.

Facsimile: (973) 407-6685

Electronic mail: marilyn.wasser@realogy.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Stacy J. Kanter, Esq.

Facsimile: 212-735-2000

Electronic mail: stacy.kanter@skadden.com

16. Assignments; Successors; No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other party other than in connection with a transfer or other disposition of Convertible Notes in accordance with Section 8(c) of this Agreement. Subject to the preceding sentence, this Agreement is intended to bind and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, and nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

17. Amendments; Waivers. Any provision of this Agreement may be amended or waived, if, and only if, such amendment or waiver is in writing and signed by the Company and the Noteholder as of the date hereof. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

18. Choice of Laws; Submission to Jurisdiction; Waiver of Jury Trial. The validity of this Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to conflicts of laws principles (but including and giving effect to Sections 5-1401 and 5-1402 of the New York General Obligations Law). Each party to this Agreement agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the applicable New York state court located in New York County and agrees to venue in such courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for any other party’s failure to perform each of its obligations under this Agreement, it is understood and agreed by each of the parties that any breach of or threatened breach of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and, accordingly, the parties agree that, in addition to any other remedies, each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief for any such breach or threatened breach.

20. Entire Agreement. This Agreement (including any exhibits and annexes attached hereto) constitutes the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written or oral, among the parties with respect to the subject matter of this Agreement; provided that, except as explicitly provided herein, nothing in this Agreement shall affect the rights or obligations of the Company or the Noteholder under any other written agreement between the Company and the Noteholder, including the Securityholders Agreement.

21. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

22. Counterparts. This Agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Pages to Follow]

Very truly yours,

DOMUS HOLDINGS CORP.

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: EVP, CFO and Treasurer

Acknowledged and Agreed:

RCIV HOLDINGS (LUXEMBOURG) S.A.R.L.

By:	/s/ Wendy F. Dulman
Name:	Wendy F. Dulman
Title:	Class A Manager

By:	/s/ Laurent Ricci
Name:	Laurent Ricci
Title:	Class B Manager

Notice Address:
RCIV Holdings (Luxembourg) S.à.r.l.
c/o Apollo Management, L.P.
9 West 57th Street
43rd Floor New York, New York 10019
Attention: Marc Becker

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square New York, NY 10036 Attention: Stacy J. Kanter, Esq.
Facsimile: 212-735-2000 Electronic mail: stacy.kanter@skadden.com

Exhibit A

Convertible Notes Beneficially Owned by the Noteholder

Notes	Aggregate Principal Amount of Notes Beneficially Owned
Series A Convertible Notes	$482,928,000
Series B Convertible Notes	$269,241,220
Series C Convertible Notes	$586,021,000

3

Annex A

Form of Joinder Agreement

This JOINDER to the Letter Agreement (this “Joinder”) between Domus Holdings Corp., a Delaware corporation (the “Company”), RCIV Holdings (Luxembourg) S.à.r.l. and any other parties thereto (collectively, the “Existing Noteholders”), dated September 4, 2012, as amended from time to time (the “Letter Agreement”), is made and entered into as of this [—]day of [—] by and between the Company, the Existing Noteholders and [NAME OF ADDITIONAL NOTEHOLDER] (the “Additional Noteholder”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Letter Agreement.

WHEREAS, concurrently with the execution of this Joinder, the Additional Noteholder has acquired $[—] aggregate principal amount of the [Series A] [Series B] [Series C] Convertible Notes and pursuant to Section 8(c) of the Letter Agreement, such Additional Noteholder is required to become a party to the Letter Agreement; and

WHEREAS, the Additional Noteholder desires to acknowledge that, effective upon execution of this Joinder, such Additional Noteholder shall be party to, and bound by all of the terms of the Letter Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound hereby, the parties to this Joinder agree as follows:

1. Agreement to be Bound. The Additional Noteholder hereby (i) acknowledges that it has received and reviewed a complete copy of the Letter Agreement, (ii) agrees that upon execution of this Joinder, the Additional Noteholder shall become a party to the Letter Agreement as a Noteholder and shall be fully bound by, and subject to, all of the applicable terms, conditions, representations and warranties and other provisions of the Letter Agreement, and (iii) acknowledges and agrees that it has entered into a lock-up agreement with the managing underwriter(s) in the IPO in substantially the form attached as Annex B to the Letter Agreement and is subject to the conversion obligations in Section 1 of the Letter Agreement. The Additional Noteholder makes all of the representations and warranties set forth in Section 7 of the Letter Agreement to the Company as of the date of this Joinder (other than Section 7(c)) and the Company hereby agrees that upon execution of this Joinder, the Additional Noteholder shall have all rights and obligations stated in the Letter Agreement applicable to a Noteholder, with the same force and effect as if the undersigned was an original party to the Letter Agreement.

2. Effectiveness. This Joinder shall take effect and shall become a part of the Letter Agreement immediately upon the execution hereof.

3. Counterparts. This Joinder may be executed in two (2) or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

4. Governing Law. The validity of this Joinder, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to conflicts of laws principles (but including and giving effect to Sections 5-1401 and 5-1402 of the New York General Obligations Law).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the duly authorized officers of the Additional Noteholder as of the date first above written.

[NAME OF THE ADDITIONAL NOTEHOLDER]

By:
Name:
Title:

Annex B

Form of Lock-Up Agreement

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Form of Lock-up Agreement

            , 2012

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

As Representatives of

the several Underwriters listed in

Schedule A to the Underwriting

Agreement referred to below

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: Domus Holdings Corp. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Domus Holdings Corp, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), of shares of Class A Common Stock, $0.01 per share par value, of the Company (together with any class of common stock into which it may be reclassified, converted or exchanged, the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees, as the beneficial owner of Convertible Notes of Realogy Corporation, an indirect subsidiary of the Company, which are convertible into shares of Common Stock (the “Convertible Notes”), that, without the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities LLC on behalf of the Underwriters (the “Representatives”), the undersigned will not, during the period ending 180 days after the effective date of the registration statement filed in connection with the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (which

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shall not, for the avoidance of doubt, include the transfer or other disposition of any Convertible Notes beneficially owned by the undersigned, which transfer or other disposition shall be subject to a letter agreement between the undersigned and the Company entered into on or prior to the date hereof), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Stock, in each case other than (A) transactions relating to Common Stock acquired in open market transactions after the completion of the Public Offering, (B) transfers of Common Stock as a bona fide gift or gifts, (C) transfers or distributions of Common Stock to any wholly-owned subsidiary or any stockholders, partners, members or similar persons of the undersigned, (D) transfers of Common Stock to any foundation, trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned, and in each case such transfer does not involve a disposition for value (for purposes of this Letter Agreement, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), (E) transfers of Common Stock to charitable organizations, family foundations or donor-advised funds at sponsoring organizations, and in each case such transfer does not involve a disposition for value, and (F) transfers of Common Stock to a nominee or custodian of a person to whom a transfer or disposition would be permitted hereunder, and (G) transfers or distributions of Common Stock to affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; provided that (i) in the case of any transfer pursuant to clauses (B) through (G), each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement and (ii) in the case of any transfer pursuant to clauses (B) through (G), no filing by any party (donor, donee, distributor, distributee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer, donation or distribution (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above). The undersigned, except as contemplated by clauses (B) through (G) above, for the duration of this Letter Agreement will have, good and marketable title to any Common Stock issued upon conversion of the undersigned’s Convertible Notes, including Convertible Notes acquired by the undersigned following the date hereof, free and clear of all liens, encumbrances and claims whatsoever.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Common Stock described herein, are hereby authorized to decline to make any transfer of Common Stock if such transfer would constitute a violation or breach of this Letter Agreement.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the execution of the Underwriting Agreement shall not have occurred on or before December 26, 2012, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

Notwithstanding the foregoing, if an individual or entity (other than the Company) that beneficially owns Convertible Notes (or Common Stock issued upon conversion of Convertible Notes) is released, in full or in part, from the restrictions of any lock-up agreement with the Representatives related to the Public Offering (each, a “Lock-Up Agreement”) or enters into a Lock-Up Agreement that provides for a lock-up period that is shorter than the Lock-Up Period, then the undersigned shall be released in the same manner from the restrictions of this Letter Agreement or subject to such shorter lock-up period, as the case may be, it being understood that (i) the undersigned shall be released from the restrictions of this Letter Agreement or subject to such shorter lock-up period on the same terms as the individual or entity described above, which, for the avoidance of doubt, shall include the purpose of the release or such shorter lock-up period, and (ii) in the case where a portion of the Common Stock or the Common Stock issuable upon conversion of the Convertible Notes of such individual or entity are released from a Lock-Up Agreement or are subject to such shorter lock-up period, the same percentage of such person’s total ownership of Common Stock or Common Stock issuable upon conversion of the Convertible Notes (on an as-converted basis) held by the undersigned shall be released from the restrictions of this Letter Agreement or subject to such shorter lock-up period on the same terms.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NOTEHOLDER]

By:
Name:
Title:

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